UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

Superior Drilling Products, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	001-36453 (Commission File Number)	46-4341605 (I.R.S. Employer Identification No.)

1583 South 1700 East Vernal, Utah (Address of principal executive offices)	84078 (Zip Code)

(435) 789-0594
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Superior Drilling Products, Inc. (the “Company”) on June 15, 2015, one Class I director was elected for a term expiring on the date of the annual meeting for the year ended December 31, 2015. As to the nominee for director, the results of the voting were as follows:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Michael V. Ronca	13,987,441	6,493	2,551,305

The result of the vote to approve the Company’s 2015 Long Term Incentive Plan was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
13,941,087	32,410	20,437	2,551,305

The result of the vote on the ratification of Hein & Associates, LLP as the Company’s independent registered public accounting firm was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
16,544,639	600	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Drilling Products, Inc.

Dated: June 15, 2015	/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer